CERTIFICATE OF INCORPORATION

                                       OF

                                  INSYNQ, INC.

                                    ARTICLE I

                                      NAME

        The name of the corporation hereby created shall be: INSYNQ, INC.

                                   ARTICLE II

                                    DURATION

     The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

                                   ARTICLE III

                                    PURPOSES

     The purposes for which this Corporation is organized:

     (a) To develop and market all kinds of computer hardware and software products and services, and to provide all services and products necessary to be an internet utility company, including internet outsourcing services, telecommunications, access to web services of all kinds, access to internet marketing assistance and related equipment and services.

     (b) To do all and everything necessary, suitable, convenient, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated or incidental to the powers therein named or which shall at any time appear conclusive or expedient for the protection or benefit of the Corporation, with all the powers hereafter conferred by the laws under which this Corporation is organized; and

     (c) To engage in any and all other lawful purposes, activities and pursuits, whether similar or dissimilar to the foregoing, and the Corporation shall have all the powers allowed or permitted by the laws of the State of Delaware.



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                                   ARTICLE IV

                                 CAPITALIZATION

     The Corporation shall have authority to issue an aggregate of 120,000,000 shares, of which 100,000,000 shares shall be Common Stock, having a par value of $0.001 per share; 10,000,000 shares shall be Class A Common Stock, having a par value of $0.001 per share; and 10,000,000 shares shall be Preferred Stock having a par value of $0.001 per share.

                                    ARTICLE V

                                CLASSES OF STOCK

     A statement of the designations and the powers, preferences, and rights, and the qualifications, limitations, or restrictions thereof, of the shares of stock of each class which the Corporation shall be authorized to issue, is as follows:

     (a) PREFERRED STOCK. Shares of preferred stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, and for such consideration as shall be fixed by the Board of Directors. Each series shall be distinctly designated. All shares of any one series of the preferred stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences, participating, optional and other rights of each such series and qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Subject to the provisions of subparagraph (1) of Paragraph (d) of this Article V, the Board of Directors of this Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of preferred stock, the designation, powers, preferences and relative, participating, optional and other rights and the qualifications, limitations and restrictions thereof, if any, of such series, including, without limiting the generality of the foregoing, the following:

          (1) The distinctive designation of, and the number of shares of preferred stock which shall constitute, the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof outstanding) from time to time by action of the Board of Directors;

          (2) The rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of stock of this Corporation, or on any series of preferred stock, and whether such dividends shall be cumulative or noncumulative;

          (3) The right, if any, of the holders of shares of the series to convert the same into, or exchange the same for any other series, or any other class or classes of stock of this Corporation, and the terms and conditions of such conversion or exchange;


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          (4)  Whether shares of the series shall be subject to redemption, and the redemption price or prices, including, without limitation, a redemption price or prices payable in shares of the Common Stock, cash or other property and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;

          (5) The rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation merger, consolidation, distribution or sale of assets, dissolution or winding up of this Corporation;

          (6) The terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

          (7) The voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include (A) the right to more or less than one vote per share on any or all matters voted upon by the shareholders and (B) the right to vote as a series by itself or together without preferred stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of preferred or together with all series of preferred stock as a class, to elect one or more directors of this Corporation in the event there shall have been a default in the payment of dividends on any one or more series of preferred stock or under such other circumstances and upon such conditions as the Board may determine.

     (b) COMMON STOCK. The Common Stock shall be non-assessable and shall not have cumulative voting rights or pre-emptive rights. In addition, the Common Stock shall have the following powers, preferences, rights, qualifications, limitations and restrictions:

          (1) After the requirements with respect to preferential dividends of preferred stock (fixed in accordance with the provisions of Paragraph (a) of this Article V), if any, shall have been met and after this Corporation shall comply with all the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts (fixed in accordance with provisions of Paragraph (a) of this Article V) and subject further to any other conditions which may be fixed in accordance with the provisions of Paragraph (a) of this Article V, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors;

          (2) After distribution in full of the preferential amount (fixed in accordance with the provisions of Paragraph (a) of this Article
               V), if any, to be distributed to the holders of preferred stock in the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of this Corporation, the holders of the Common Stock (and Class A Common Stock, as set forth in Paragraph (c) of this Article V), shall be entitled to receive all of the remaining assets of this Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock (and Class A Common Stock) held by each;

          (3) Shares of the Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

          (4) The holders of Common Stock shall have one vote for each share of Common Stock, for all matters submitted to the Corporation's shareholders.

     (c)  CLASS A COMMON STOCK.

     The Class A Common Stock shall be non-assessable and shall not have cumulative voting rights or pre-emptive rights. In addition, the Class A Common Stock shall have the following powers, preferences, rights, qualifications, limitations and restrictions:

          (1) The holders of Class A Common Stock shall have three (3) votes for each share of Class A Common Stock, on all matters submitted to the Corporation's shareholders.

          (2) Each holder of record of Class A Common Stock may at any time or from time to time, in the holder's sole discretion and option, convert any whole number or all of the holder's Class A Common Stock into fully paid and nonassessable Common Stock at the rate (subject to adjustment as provided below) of one share of Common Stock for each share of Class A Common Stock surrendered for conversion;

          (3) The conversion of Class A Common Stock into Common Stock may be effected by any holder of Class A Common Stock surrendering the holder's certificate or certificates for the Class A Common Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for the Class A Common Stock, together with a written notice to the Corporation that the holder elects to convert all or a specified number of shares of Class A Common Stock and stating the name or names in which the holder desires the certificate or certificates for the Class A Common Stock to be issued. The Corporation shall immediately issue and deliver to the holder or the holder's nominee or nominees, a certificate or certificates for the number of Common Stock to which the holder shall be entitled. The conversion shall be deemed to have been made at the close of business on the date of the surrender and the person or persons entitled to receive the Common Stock issuable on the conversion shall be treated for all purposes as the record holder or holders of those shares of Common Stock on that date;

          (4) The number of shares of Common Stock into which the Class A Common Stock may be converted shall be subject to adjustment from time to time in the event of any capital reorganization, reclassification of the stock of the Corporation, consolidation or merger of the Corporation with or without another corporation or sale or conveyance of all or substantially all of the assets of the Corporation to another corporation or other entity or person. Each share of Class A Common Stock shall subsequently be convertible into the kind and amount of securities or other assets, or both, as are issuable or distributable in respect of the number of shares of Common Stock into which each share of Class A Common Stock is convertible immediately prior to the reorganization, reclassification, consolidation, merger, sale or conveyance. In those cases, appropriate adjustments shall be made by the Board of Directors of the Corporation in the application of the provisions set forth in this article with respect to the rights and interests of the holders of Class A Common Stock, to the end that the provisions (including provisions for adjustment of the conversion rate) shall be applicable, as nearly as reasonably may be, in relation to any securities or other assets deliverable on conversion of the Class A Common Stock;

          (5) No fraction of a share of Common Stock shall be issued on conversion of any Class A Common Stock but, in lieu of issuance of a fractional share of Common Stock, the Corporation shall pay in cash for the fractional share the pro rata fair market value of the fraction. The fair market value shall be based, in the case of publicly traded securities, on the last sale price for the securities on the business day next prior to the date the fair market value is to be determined (or, in the event no sale is made on that day, the average of the closing bid and asked prices for that day on the principal stock exchange on which Common Stock are traded or, if the Common Stock is not then listed on any national securities exchange, the average of the closing bid and asked prices for that day quoted by the NASDAQ System) or, in the case of other property, the fair market value on the day determined by a qualified independent appraiser expert in evaluating the property and appointed by the Board of Directors of the Corporation. The determination of fair market value shall be final and binding on the Corporation and on each holder of Class A Common Stock or Common Stock;

          (6) The Corporation shall at all times reserve and keep available out of the authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the outstanding Class A Common Stock, the number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Class A Common Stock and if, at any time, the number of shares of authorized and unissued Common Stock shall not be sufficient to effect conversion of the then outstanding Class A Common Stock, the Corporation shall take the corporate action necessary to increase the number of authorized and unissued shares of Common Stock to the number sufficient for those purposes;

          (7) Holders of Class A Common Stock shall not be entitled to share in cash dividends declared by the Company;

          (8) Holders of Class A Common Stock shall be entitled to share in dividends declared in stock or other property of the Company without distinction as to class and on the same basis as holders of Common Stock in accordance with subparagraph (2) of Paragraph
               (b) of this Article V;

          (9) All shares of Class A Common Stock held by a holder, shall automatically be converted into shares of Common Stock upon the death of such holder.

     (d)  OTHER PROVISIONS.

          (1) The relative powers, preferences and rights of each series of preferred stock in relation to the powers, preferences and rights of each other series of preferred stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in Paragraph (a) of this Article V, and the consent by class or series vote or otherwise, of the holders of the preferred stock of such of the series of preferred stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of preferred stock whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of preferred stock that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of preferred stock.

          (2) Shares of the Common Stock and Class A Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

          (3) No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any pre-emptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any rights to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, whether such holders or others, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

                                   ARTICLE VI

                                     BYLAWS

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

                                   ARTICLE VII

                              MEETINGS AND RECORDS

     Meeting of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

                                  ARTICLE VIII

                           REGISTERED OFFICE AND AGENT

     The address of its registered office in the State of Delaware is:

                          The Corporation Trust Company
                               1209 Orange Street
                               City of Wilmington
                           County of New Castle, 19801

                                   ARTICLE IX

                              REMOVAL OF DIRECTORS

     Any director of the Corporation may be removed for cause at any annual or special meeting of the shareholders by the same vote as that required to elect a director provided, that such director prior to his removal shall receive a copy of the charges against him, delivered to him personally or by mail at his address appearing on the records of the Corporation, at least thirty (30) days prior to the meeting at which such removal is to be considered, and such director has an opportunity to be heard on such charges at the meeting of shareholders of the Corporation at which the question of his removal is to be considered.

                                    ARTICLE X

                             LIMITATION ON LIABILITY

     A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (a) for any breach of a director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the General Corporation Law of Delaware as it may from time to time be amended or any successor provision thereto, or (d) for any transaction from which a director derived an improper personal benefit.

                                   ARTICLE XI

                            TAKEOVER STATUTE ELECTION

     The Corporation hereby expressly elects not to be governed by the provisions of Section 203 of the General Corporation Law of the state of Delaware, which provision shall not apply to the Corporation.

                                   ARTICLE XII

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Corporation shall indemnify any and all persons who may serve or who have served at any time as director or officers, or who, at the request of the Board of Directors of the Corporation, may serve, or at any time have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock, or which it was or may be a creditor, and the respective heirs, administrators, successors, and assigns, against any and all expenses, including amounts paid upon judgment, counsel fees, and amounts paid in settlement (before or after suit is commenced), actually or necessarily by such persons in connection with the defense or settlement or any claim, action, suit, or proceeding in which they, or any of them, are made parties, or a party, or which may be assessed against them or any of them, by reason of being or having been directors or officers of the Corporation, or such other corporation, except in relation to matters as to which any such director or officer of the Corporation, or such other corporation, or former director or officer shall be adjudged in any action, suit or proceeding to be liable for his own negligence of misconduct in the performance of his duties. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of stockholders or otherwise.

                                  ARTICLE XIII

                                    AMENDMENT

     Except as set forth herein and in the General Corporation Law of the State of Delaware, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statue, and all rights conferred upon stockholders are granted subject to this reservation.

                                   ARTICLE XVI

                       OFFICERS' AND DIRECTORS' CONTRACTS

     No contract or other transactions between this Corporation and any other firm or corporation shall be affected by the fact that a director or officer of this Corporation has an interest in, or is a director or officer of such firm or other corporation. Any officer or director, individually or with others, may be a party to, or may have an interest in, any transaction of this Corporation or any transaction in which this Corporation is a party or has an interest. Each person who is now or may become an officer or director of this Corporation is hereby relieved from liability that he might otherwise obtain in the event such officer or director contracts with this Corporation for the benefit of himself or any other firm or corporation in which he may have an interest, provided such officer or director acts in good faith.

                                   ARTICLE XV

                                    DIRECTORS

     The Corporation shall have not less than three (3) nor more than nine (9) directors as determined from time to time by the Board of Directors. The names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders and the class to which each shall belong are as follows:



      NAME                                  ADDRESS

John P. Gorst            1101 Broadway Plaza, Tacoma, Washington 98402

M. Carroll Benton        1101 Broadway Plaza, Tacoma, Washington 98402

David D. Selmon          1101 Broadway Plaza, Tacoma, Washington 98402


                                   ARTICLE XVI

                                  INCORPORATORS

         The names and addresses of the incorporators for this Corporation are as follows:



       NAME                                           ADDRESS

John P. Gorst                    1101 Broadway Plaza, Tacoma, Washington 98402

M. Carroll Benton                1101 Broadway Plaza, Tacoma, Washington 98402

     WE, THE UNDERSIGNED, being each of the incorporators herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 27th day of April, 2000.




/s/ John P. Gorst
John P. Gorst



/s/ M. Carroll Benton
M. Carroll Benton

STATE OF WASHINGTON                     }
                                            : ss.
COUNTY OF PIERCE                        }

     I,Austun R. Gold, a notary public, hereby certify that on the 27th day of April, 2000, personally appeared before me John P. Gorst and M. Carroll Benton, who being by me first duly sworn, severally declared that they are the persons who signed the foregoing documents as incorporators of Insynq, Inc., and that the statements therein contained are true.

         WITNESS MY HAND AND OFFICIAL SEAL.




/s/ Austin R. Gold
NOTARY PUBLIC




                                  INSYNQ, INC.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

     Pursuant to Section 242 of the Delaware General Corporation Law (the "DGCL"), Insynq, Inc., a Delaware corporation (the "Corporation"), hereby certifies as follows:

1. The Certificate of Incorporation of the Corporation is hereby amended in the following manner:

          Article Four of the Corporation's Certificate of Incorporation is hereby amended so that the said Article Four will hereafter read as follows:

                                   "ARTICLE IV

                                 CAPITALIZATION

     The Corporation shall have authority to issue an aggregate of 270,000,000 shares, of which 250,000,000 shares shall be Common Stock, having a par value of $0.001 per share; 10,000,000 shares shall be Class A Common Stock, having a par value of $0.001 per share; and 10,000,000 shares shall be Preferred Stock having a par value of $0.001 per share."

2. In accordance with Section 141 of the DGCL, the Board of Directors of the Corporation has duly adopted resolutions setting forth said amendment, declaring said amendment to be advisable and in the best interests of the Corporation and calling for the submission of said amendment to the stockholders of the Corporation for consideration thereof.

3. In accordance with Section 228(a) of the DGCL, the stockholders of the Corporation have duly adopted said amendment.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed as of the 21st day of November, 2001.

INSYNQ, INC.


By:

/s/ M. Carroll Benton
-----------------------------------------
M. Carroll Benton
Secretary and Treasurer